UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 27, 2007
Date of report (date of earliest event reported)
COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-24543 (Commission File Number)	91-1615590 (I.R.S. Employer Identification No.)
3633 136th Place SE, Suite 110
Bellevue, Washington 98006
(Address of principal executive offices)(Zip code)
(425) 945-0213
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2

     As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Cost-U-Less” refer to Cost-U-Less, Inc., a Washington corporation, and “NWC” and “The North West Company” refer to the North West Company Fund, The North West Company Inc., and NW (US) Holdings, Inc., collectively.
Item 1.01 Entry into a Material Definitive Agreement.
     On August 27, 2007, Cost-U-Less, Inc. entered into an Agreement and Plan of Merger with NWC (US) Holdings, Inc., a Delaware corporation, and Cougar Acquisition Corporation, a Washington corporation and wholly-owned subsidiary of NWC (US) Holdings, pursuant to which NWC (US) Holdings will acquire all of the outstanding shares of Cost-U-Less in an all cash transaction for a purchase price of $11.75 per share, or an aggregate purchase price of approximately $52.2 million. Under terms of the merger agreement, Cougar Acquisition Corporation will merge with and into Cost-U-Less, with Cost-U-Less surviving as a wholly-owned subsidiary of NWC (US) Holdings. NWC (US) Holdings is a wholly-owned subsidiary of The North West Company Inc., which is in turn a wholly-owned subsidiary of the North West Company Fund, an unincorporated, open-ended mutual fund trust established under the laws of Manitoba. The units of the North West Company Fund trade on the Toronto Stock Exchange under the symbol “NWF.UN.” In connection with the execution of the merger agreement, certain of our directors and major shareholders entered into voting agreements with NWC (US) Holdings in the form attached hereto as Exhibit 99.1.
     The merger agreement has been unanimously approved by our board of directors. The merger is subject to customary conditions, including the approval of our shareholders. The merger agreement contains certain covenants regarding our operation prior to closing as well as the cooperation of both parties in meeting the conditions to closing. The merger agreement also contains termination rights in favor of both Cost-U-Less and NWC (US) Holdings upon the occurrence of certain events, including the right of either party to terminate the merger agreement after January 31, 2008, and under certain circumstances after December 31, 2007, if the merger has not been completed by such date and the failure to complete the merger is not caused by a breach of the merger agreement by the terminating party.
     The foregoing description of the merger and the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Please refer to the exhibits referred to in Item 9.01 below, and the joint press release issued by Cost-U-Less and NWC on August 27, 2007, attached hereto as Exhibit 99.2 announcing the signing of the merger agreement.
     We intend to file with the SEC and mail to our shareholders a proxy statement in connection with the transaction. We urge our shareholders to read the proxy statement when it becomes available because it will contain important information about us, NWC and the merger. Shareholders may obtain a free copy of the proxy statement (when it is available) at the SEC’s website at www.sec.gov. A free copy of the proxy statement may also be obtained from us by directing a request to Investor Relations, 3633 136th Place SE, Suite 110, Bellevue, Washington 98006.
     Cost-U-Less and our executive officers and directors may be deemed to be participants in the solicitation of proxies from our shareholders in respect of the proposed transaction. Information regarding such officers and directors is included in our proxy statement for our 2007 annual meeting of shareholders filed with the SEC on April 4, 2007. This document is available free of charge at the SEC’s website at www.sec.gov and from us.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of August 27, 2007, by and among NWC (US) Holdings, Inc., a Delaware corporation, Cougar Acquisition Corporation, a Washington corporation and wholly owned subsidiary of NWC (US) Holdings, Inc., and Cost-U-Less, Inc., a Washington corporation

99.1	Form of Voting Agreement between NWC (US) Holdings, Inc. and certain shareholders of Cost-U-Less, Inc.

99.2	Joint press release of Cost-U-Less, Inc. and The North West Company, dated August 27, 2007, regarding the proposed merger

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

Dated: August 27, 2007	By: Name:	/s/ Jeffrey Meder Jeffrey Meder
	Title:	President and Chief Executive Officer

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